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                                                                     EXHIBIT 4.7

                             DIGITAL TELEPORT, INC.
                   AMENDMENT NO. 2 TO SHAREHOLDERS' AGREEMENT


          THIS AMENDMENT NO. 2 (the "Amendment") dated as of December 18, 1997, by and among DIGITAL TELEPORT, INC. ("DTI"), a Missouri corporation, DTI HOLDINGS, INC. ("Holdco"), a Missouri corporation, RICHARD D. WEINSTEIN ("Weinstein"), an individual, and KLT TELECOM INC. ("KLT"), a Missouri corporation. Weinstein and KLT are hereinafter sometimes referred to collectively as "Shareholders" or individually as a "Shareholder."

          WITNESSETH:

          WHEREAS, DTI, Weinstein, and KLT entered into that certain Shareholders' Agreement, dated as of March 12, 1997, as amended (as so amended, the "Shareholders' Agreement");

          WHEREAS, DTI desires to assign to Holdco as of the date hereof (the "Effective Date") all DTI's right, title and interest in, to and under the Shareholders' Agreement, and Holdco desires to accept such assignment and assume the obligations of DTI thereunder which accrue from and after the Effective Date; and

          WHEREAS, the Shareholders desire to amend the Shareholders' Agreement to assign DTI's obligations to Holdco as provided herein to permit such assignment and assumption.

          NOW, THEREFORE, the Shareholders, DTI and Holdco agree as follows:

          1. DTI hereby assigns, sets over and transfers unto Holdco to have and to hold from and after the Effective Date all of the right, title and interest of DTI in, to and under the Shareholders' Agreement, and Holdco hereby accepts the within assignment and assumes and agrees with DTI to perform and comply with and to be bound by all the terms, covenants, agreements, provisions and conditions of Shareholders' Agreement on the part of DTI thereunder which accrue on and after the Effective Date, in the same manner and with the same force and effect as if Holdco had originally executed the Shareholders' Agreement.

          2. The parties hereto agree that wherever the Shareholders' Agreement shall reference "the Company" or "DTI", that such reference shall be hereafter deemed to refer to Holdco, as the assignee hereunder of the rights and obligations thereof.

     5. Definitions. Any capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Shareholders' Agreement.

     6. Effect of this Amendment. Except as otherwise specifically amended herein, the Shareholders' Agreement, as modified by this Amendment, remains in full force and effect.

     7. Counterparts; Effectiveness. This Ame3ndment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and

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hereto were upon the same instrument.

                  IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the day and year first above written.


                             DIGITAL TELEPORT, INC.


                             By: /s/ Richard D. Weinstein
                                -------------------------------------
                                     Richard D. Weinstein
                                     President

                             DTI HOLDINGS, INC.


                             By: /s/ Richard D. Weinstein
                                -------------------------------------
                                     Richard D. Weinstein
                                     President


                             SHAREHOLDERS:


                                 /s/ Richard D. Weinstein
                                -------------------------------------
                                     Richard D. Weinstein



                                KLT Telecom Inc.


                                By: /s/ R.G. Wasson
                                   ----------------------------------
                                        Ronald G. Wasson
                                        President



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